TEMPLETON REAL ESTATE SECURITIES FUND

                       ASSISTANT SECRETARY'S CERTIFICATE



                  The undersigned, being the duly elected Assistant Secretary of Templeton Real Estate Securities Fund, a Massachusetts business trust (the "Trust"), hereby certifies that the following resolution has been duly adopted by the Trust's Board of Trustees, and that said resolution remains in effect on the date hereof.

         RESOLVED, that the officers and directors of the Trust be, and they hereby are, authorized in the name and on behalf of the Trust to execute, or grant power of attorney to counsel to execute, a Notification of Registration on Form N-8A under the Investment Company Act of 1940, and a Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, to offer and sell an unlimited number of shares of beneficial interest of the Trust; to execute, or grant power of attorney to counsel to execute, any amendments thereto in such form as may be approved by counsel; to file or authorize the filing of such documents with the Securities and Exchange Commission; and to designate agents for service of process.


Dated:  December 29, 1994

                                                      /s/JEFFREY L. STEELE
                                                       Jeffrey L. Steele
                                                       Assistant Secretary